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EXHIBIT 10.1


                              CONSULTING AGREEMENT


              AGREEMENT made as of the 1st day of December, 1998 by and between American International Petroleum Corp. (the "Company") with an address at 444Madison Avenue, New York, N.Y. and Yahaly Kahanoff, P.O. Box 71, Roadtown, Tortola, BVI.

                               W I T N E S S E T H

              WHEREAS, the Company desires to retain the Consultant to provide ongoing consulting services; and

              WHEREAS, the Consultant desires to be retained to render such services.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

              (2) The Company hereby retains the Consultant and the Consultant hereby accepts such retention to perform consulting services. In regard to the foregoing, subject to the terms set forth below, the Consultant shall from time to time, upon reasonable request upon no less than five business day's notice (unless the Consultant agrees to a lesser amount of notice for specific requested services hereunder): (i) introduce the Company to certain entities and /or individuals for potential energy projects, (ii) advise the Company as to customs and procedures relating to certain foreign operations, (iii) advise and liaison with certain foreign government procedures and compliance therewith, and
(iv) provide advice and recommendations with respect to the business and affairs of the Company.

              (3) In addition, the Consultant shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice. Nothing herein shall require the Company to utilize the Consultant's services in any particular transactions nor shall it limit the Company's obligations arising under any other agreement or understanding.

              (4) For the services described in Paragraphs 1 and 2 of the Agreement, the Company shall pay to the Consultant the sum of $6,000, receipt of which is acknowledged.

              4. As additional compensation for the foregoing services the Company shall deliver 100,000 shares of the Company's Common Stock and file a registration statement with the Securities and Exchange Commission to cover the public sale of such shares by the Consultant. Receipt of the foregoing shares is acknowledged.

              5. All obligations of the Consultant contained herein shall be subject to the Consultant's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. The Consultant shall devote such time and effort to the performance of its duties hereunder as the Consultant shall determine is reasonably necessary for such performance. The Consultant may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to the Consultant all information relevant to the performance by the Consultant of its obligations under this Agreement, or particular projects as to which the Consultant is acting as advisor, which will permit the Consultant to know all facts material to the advice to be rendered, and all material or information reasonably requested by the Consultant.

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              6. Nothing contained in this Agreement shall limit or restrict the right of the Consultant or of any partner, employee, agent or representative of the Consultant, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or association.

              7. The Consultant will hold in confidence any confidential information which the Company provides to the Consultant pursuant to this Agreement unless the Company gives the Consultant permission in writing to disclose such confidential information to a specific third party. Notwithstanding the foregoing, the Consultant shall not be required to maintain confidentiality with respect to information which (i) is or becomes part of the public domain; (ii) it had independent knowledge prior to disclosure; (iii) comes into the possession of the Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) is required to be disclosed by the Consultant by governmental requirements. If the Consultant is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential information supplied to it by the Company, or the existence of other negotiations in the course of its dealings with the Company or its representatives, the Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order. For the purposes set forth in this Paragraph, Consultant shall also mean any affiliate of Consultant. Affiliate shall mean any person, firm or corporation which controls or is controlled by Consultant.

              8. The Company and the Consultant agree to indemnify and hold each other harmless, including their respective partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which the Consultant or the Company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of the Consultant's service pursuant to this Agreement. This Paragraph shall survive the termination of this Agreement.

              9. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

              10. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

              11. This Agreement is for a term of TWELVE (12) months from the date hereof, unless mutually agreed to and extended in writing.


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              12. Any notices hereunder shall be sent to the Company and to the
Consultant at their respective addresses set forth above. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given by giving written notice to the other of such change of address in the manner herein provided.

              13. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

              (5) This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

              (6) This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in Section 7, and their respective heirs, administrators, successors and permitted assigns.

              IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.


                                 American International Petroleum Corp.



                                By: /s/ George Faris
                                   -----------------------------
                                   George Faris, President



                                  /s/ Yahaly Kahanoff
                                  ------------------------------
                                  YAHALY KAHANOFF